Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

GBS Enterprises Incorporated:

We hereby consent to the inclusion in this Registration Statement on Form S-1/A (Amendment No. 1) (File No.: 333-180626), of our report, dated July 16, 2012, of GBS Enterprises Incorporated, relating to the financial statements as of March 31, 2012 and 2011 and for each of the two years then ended, and to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ K. R. Margetson Ltd.

Chartered Accountant
Vancouver, BC
July 19, 2012